Exhibit 10.2.2

Confidential Treatment has been requested for the redacted portions of this agreement. The redactions are indicated with four asterisks [****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO

MASTER SERVICES AGREEMENT

This Amendment to the Master Services Agreement (this “Amendment”) is entered into by and between the University of Southern California, a California nonprofit educational institution (“USC”), on behalf of its School of Social Work (the “School”), and 2U, Inc. (f/k/a 2tor, Inc.), a Delaware corporation (“2U”), on November 5, 2015 (the “Amendment Effective Date”), and amends (i) the MSA (as defined below), (ii) the Addenda (as defined below), and (iii) the SOWK Letter Agreement (as defined below).  USC and 2U are referred to collectively in this Amendment as the “parties” and individually as a “party”.

WITNESSETH

WHEREAS, USC and 2U entered into a certain Master Services Agreement dated April 12, 2010 (as modified by a certain Addendum to Master Services Agreement Regarding Turnitin Services dated July 22, 2011) (the “MSA”) for the provision of online distance learning programs, as detailed in the Addenda;

WHEREAS, USC, on behalf of the School, and 2U entered into a certain Addendum to the Master Services Agreement for School of Social Work dated April 12, 2010 (the “SOWK Addendum”) regarding the delivery of an online Master of Social Work degree program;

WHEREAS, USC, on behalf of the School, and 2U entered into a certain Second Addendum to the Master Services Agreement on behalf of the School of Social Work dated March 14, 2014 (the “DSW Addendum”) regarding the delivery of an online Doctor of Social Work degree program;

WHEREAS, USC, on behalf of the School, and 2U entered into a certain letter agreement dated January 31, 2014 (the “SOWK Letter Agreement”) regarding, among other things, 2U’s agreement to fund an Endowed Professorship of $[****], with respect to which USC would determine all terms and conditions relating to the form, naming and administration thereof;

WHEREAS, as of the Amendment Effective Date, 2U has paid to USC $[****] towards the Professorship in accordance with the SOWK Letter Agreement;

WHEREAS, USC, on behalf of the School, and 2U entered into a certain Third Addendum to the Master Services Agreement on behalf of the School of Social Work dated December 12, 2014 regarding the delivery on an online Nurse Practitioner nursing degree program and an online Doctor of Nursing Practice nursing degree program (the

“Nursing Addendum”, and together with the SOWK Addendum and the DSW Addendum, the “Addenda”);

WHEREAS, the parties desire to amend certain terms of the MSA and the Addenda and to terminate the SOWK Letter Agreement, all as set forth below;

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the MSA and the Addenda, as applicable.

NOW, THEREFORE, FOR DUE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.                                      To the extent any of the terms and conditions of this Amendment conflict with the terms of the MSA, the Addenda and/or the SOWK Letter Agreement, the terms and conditions set forth herein shall prevail.

Revenue Share

2.                                      As of the Amendment Effective Date, Section 3)C)i) of the SOWK Addendum and Section 3)C)i) of the DSW Addendum are hereby deleted in their entirety and replaced with the following:

i)                 For its technology, production, marketing, technical support and other services, 2U will be entitled to the following percentages of Net Program Proceeds:

a.              For Net Program Proceeds calculated from the Amendment Effective Date through December 31, 2016, 2U will be entitled to [****]% of Net Program Proceeds.

b.              For Net Program Proceeds calculated from January 1, 2017 through December 31, 2017, 2U will be entitled to [****]% of Net Program Proceeds.

c.               For Net Program Proceeds calculated from January 1, 2018 through December 31, 2018, 2U will be entitled to [****]% of Net Program Proceeds.

d.              For Net Program Proceeds calculated from January 1, 2019 and continuing for the remainder of the initial term and any Renewal Terms, 2U will be entitled to [****]% of Net Program Proceeds.

3.                                      As of the Amendment Effective Date, Section 6 i) (referencing Section 3.C of the MSA) of the Nursing Addendum is hereby deleted in its entirety and replaced with the following:

i)                                         2U will be entitled to [****]% of Net Program Proceeds, for its technology, production, marketing, technical support and other services.

4.                                      As of the Amendment Effective Date, Section 3)C) of the MSA is hereby deleted in its entirety and replaced with the following:

C)           Except as set forth in the SOWK Addendum and the DSW Addendum (including as modified by the Amendment to Master Services Agreement), all Program Proceeds net of refunds actually granted by USC (“Net Program Proceeds”) shall be shared between USC and 2U as follows:

i)                 2U will be entitled to [****]% of the Net Program Proceeds, for its technology, production, marketing, technical support and other services.

ii)              USC will be entitled to retain all remaining Net Program Proceeds for USC’s admissions, marketing, Curriculum development, Program instruction, student evaluation, Program evaluation and other support of the academic mission.

Payments to USC

5.                                      As of the Amendment Effective Date, the following Section 3)F) is hereby inserted into the MSA:

F)             In addition to all other payments and amounts payable by 2U to USC, including but not limited to the amounts set forth in Section 12 of the Amendment to Master Services Agreement, 2U shall make the following payments to USC:

i)                 $[****] on or before January 15, 2017;

ii)              $[****] on or before January 15, 2018; and

iii)           beginning for the calendar year 2017 (to be calculated and invoiced by USC by January 30, 2018) and continuing for the remainder of the initial term and any Renewal Terms of the Addenda and any and all Subsequent Addenda, as defined below (provided that none of the Addenda or Subsequent Addenda have been terminated or expired for any reason), if [****]% of total Net Program Proceeds calculated for the applicable calendar year pursuant to the Addenda and any Subsequent Addenda is less than $[****] (a “Shortfall”), then 2U shall pay to USC the difference between $[****] and the total Net Program Proceeds calculated for the applicable calendar year pursuant to the Addenda and any Subsequent Addenda multiplied by [****]% ([****] provided, however, that for calendar years 2017 and 2018, 2U shall be credited for payments made pursuant to subsections i) and ii) above.  2U shall make any such payment owed due to the occurrence of a Shortfall on or before February 15 of the calendar year following the calendar year in which the Shortfall occurred.  As used herein, “Subsequent Addenda” means any and all addenda entered into by the parties for the delivery of any online social work and/or nursing degree program(s) after the Amendment Effective Date.

Extension of Initial Terms

6.                                      As of the Amendment Effective Date, Section 5)B) of the SOWK Addendum is hereby deleted in its entirety and replaced with the following:

B)           This Agreement and its initial term shall be deemed to have commenced on July 1, 2010 (the “Effective Date”) and continue for twenty (20) years ending on June 30, 2030, subject to earlier termination or non-renewal as set forth in Sections 5.C and 5.D of the Agreement.

7.                                      As of the Amendment Effective Date, Section 8 of the Nursing Addendum (referencing Section 5.B of the MSA) is hereby deleted in its entirety and replaced with the following:

In accordance with Section 5.B of the MSA, the initial term of this Third Addendum shall be deemed to have commenced on the Third Addendum Effective Date and shall continue until June 30, 2030, subject to earlier termination or non-renewal as set forth in Section 5.C and 5.D of the MSA.

Exclusivity

8.                                      As of the Amendment Effective Date, Section 10 of the MSA is hereby deleted in its entirety with respect to the SOWK Addendum and with respect to the DSW Addendum.

9.                                      As of the Amendment Effective Date, the following are hereby inserted as defined terms into the SOWK Addendum:

“Alternative Program” means any online for-credit program offering an MSW degree other than the Program.

“Alternative Program School” or “APS” means any school with which 2U offers an Alternative Program in accordance with Section 10 of the SOWK Addendum.

10.                               As of the Amendment Effective Date, the following are hereby inserted as defined terms into the DSW Addendum:

“Alternative Program” means any online for-credit program offering any DSW degree other than the Program.

“Alternative Program School” or “APS” means any school with which 2U offers an Alternative Program in accordance with Section 10 of the DSW Addendum.

11.                               As of the Amendment Effective Date, Section 10 of the SOWK Addendum and of the DSW Addendum are deleted in their entirety and replaced with the following:

10)      Exclusivity.  During the term of the Agreement and this Addendum, no party shall offer, or begin to develop or otherwise enter into any other agreement (either written or oral) to develop or collaborate on or offer any Alternate Program, except that:

A)           USC Exclusivity.

i.                  Alternative Programs shall not include traditional on-campus programs (i.e., predominantly delivered in classrooms in person by live professors on any of USC’s campuses) or hybrid programs (i.e., which consist of on-campus and online components, with no less than two-thirds of the program coursework delivered in classrooms in person by live professors on any of USC’s campuses), and USC may develop and/or offer such programs at any time.  For clarity, USC’s traditional on-campus programs are not Alternative Programs even if they utilize the Platform.

ii.               USC may at any time develop and/or offer any Alternative Program if 2U is in default of any of its material obligations hereunder and has failed to cure such default within the applicable time period provided herein.

iii.            USC shall not utilize any Confidential Information obtained from 2U for the benefit of any Alternative Program.

B)           2U Exclusivity.

i.                  Subject to and without in any way limiting 2U’s duties and obligations hereunder, including but not limited to the requirement that 2U shall use commercially reasonable efforts to recruit prospective students to the Program and shall commit no act or omission which shall give a preference or advantage to any Alternative Program, 2U may offer Alternative Programs with Alternative Program Schools in its discretion, provided that such Alternative Program is not offered or enabled [****].

ii.               2U shall not utilize any Confidential Information obtained from USC for the benefit of any Alternative Program.

Marketing Rights

12.                               The parties agree that the SOWK Letter Agreement is hereby deleted in its entirety and of no further force or effect, except that: (a) 2U is, and shall remain, obligated to pay USC $[****] on or before June 30, 2016, and an additional $[****] on or before June 30, 2017, to complete its obligation to fund the Professorship for a total amount of $[****]; and (b) USC shall continue to determine all terms and conditions relating to the form, naming and administration of the Professorship.

13.                               As of the Amendment Effective Date, the following are hereby inserted as defined terms into the MSA:

“Other Program” means any online graduate program enabled by 2U in fields other than in the field of the Alternative Program.

“Other Program School” or “OPS” means any school with which 2U offers an Other Program.

14.                               As of the Amendment Effective Date, Section 1)A) of the MSA and Section 10.a. of the Nursing Addendum are hereby deleted in their entirety, and Section 1)A) of the MSA is replaced with the following:

A)

i)                 Recruitment.  2U shall create and carry out marketing and promotional strategies (collectively, “Promotion Strategies”) targeted toward building awareness of the Program and generating a flow of quality applications from prospective students throughout the world (“Territory”).  2U shall develop a written plan and appropriate marketing materials for the Program and shall execute this plan.  2U shall fund and develop appropriate materials and shall be responsible for recruiting students into the Program.  The Promotion Strategies, written plan and all materials related to the Program shall be subject to USC’s written approval prior to any use thereof, not to be unreasonably withheld. [****]. As a condition to engaging in such Promotion Strategies, 2U shall secure the same or substantially similar marketing rights as those set forth above in this Section 1.A.i. from each APS or OPS to allow any Alternative Program or Other Program prospects and applicants to (as applicable) request information about and/or apply to the Program via the same or similar Promotion Strategies set forth herein.  To the extent that 2U secures rights from any APS or OPS that are the same as or similar to those rights set forth in this Section 1.A.i or in Section 1.A.ii below, USC shall take such commercially reasonable actions as may be necessary to enable similar marketing efforts by and between USC and any such APS or OPS.

ii)              [****].

iii)           Notwithstanding anything to the contrary set forth in Sections 1.A.i or 1.A.ii above, (i) 2U shall use commercially reasonable efforts to recruit prospective students to the Program and shall commit no act or omission which shall give a preference or advantage to any Alternative Program, and (ii) 2U shall have no right to engage in those Promotion Strategies set forth in this Section 1.A specifically relating to marketing any Alternative Program, APS, Other Program or OPS in connection with the Program and/or USC, and USC shall have no obligation to engage in any Promotion Strategies relating to any Alternative Program, APS, Other Program or OPS where 2U has not secured rights from such APS or OPS that are the same as or substantially similar to those rights set forth in Sections 1.A.i. or 1.A.ii above as between such APS and USC or OPS and USC (as applicable).

iv)          Every year and when major changes are proposed, 2U will submit the plan and the materials related to the Program referenced in Section 1(A)(i) above to the USC Admissions Office or other appropriate office designated by USC for review and approval.  To facilitate this review, 2U shall provide the USC Admissions Office or other appropriate office designated by USC with a summary of all Promotion strategies implemented in the past year.

15.                               All other terms of the MSW and the Addenda shall remain unmodified and in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, USC and 2U have each caused this Amendment to be executed by its duly authorized officer as of the date first above written.

UNIVERSITY OF SOUTHERN	2U, INC.
CALIFORNIA

By:	By:
Michael Quick		Christopher J. Paucek
Provost and Sr. Vice President		Chief Executive Officer
for Academic Affairs